Exhibit 11

                         OIL-DRI CORPORATION OF AMERICA
                     Computation of Weighted Average Number
                              of Shares Outstanding



                                                                Average
                                                                Shares-
                                                               (Weighted
                                Number  Number of              Shares)Number
                                 of     Shares      Weighted    of Days As
 Quarter End        Period       Days Outstanding    Shares      Adjusted

January 31, 1995   11/01/94 to    92   6,949,822   639,383,624
                   01/31/95       92               639,383,624   6,949,822


Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
exercise of such options.
                                                                     5,825
                                                                 6,955,647



                                                                 Average
                                                                 Shares-
                                                                (Weighted
                                Number   Number of             Shares)Number
                                 of       Shares     Weighted    of Days As
 Quarter End         Period     Days   Outstanding    Shares      Adjusted

January 31,    11/01/93 to
1994           11/02/93          2       6,980,821  13,961,642
               11/03/93          1       6,980,871   6,980,871
               11/04/92 to
               11/08/93          5       6,980,827  34,909,135                                    5
               11/09/93 to
               11/22/93         14       6,983,722  97,772,108
               11/23/93 to
               11/26/93          4       6,983,872  27,935,488
               11/27/93 to
               11/28/93          2       6,984,316  13,968,632
               11/29/93          1       6,988,551   6,988,551
               11/30/93 to
               12/02/93          3       6,993,160  20,979,480
               12/03/93 to
               01/06/94         35       6,994,198 244,796,930
               01/07/94 to
               01/09/94          3       6,995,338  20,986,014
               01/10/94 to
               01/23/94         14       6,997,473  97,964,622
               01/24/94 to
               01/31/94          8       6,998,285  55,986,280
                                92                 643,229,753   6,991,628


Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
exercise of such options.
                                                                    19,937
                                                                 7,011,565


